UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 10, 2006 (May 4, 2006)
COMSTOCK HOMEBUILDING COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-32375	20-1164345

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11465 SUNSET HILLS ROAD, 5TH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 883-1700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Junior Subordinated Debt Transaction

Item 1.01.	Entry into a Material Definitive Agreement
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
                         On May 4, 2006, Comstock Homebuilding Companies, Inc. (the “Company”) closed on a privately placed 30-year, $30 million junior subordinated note (the “Note”) offering with a five year fixed rate coupon of 9.72%. The Note was issued and sold pursuant to a Note Purchase Agreement, dated as of May 4, 2006, by and between the Company and Kodiak Warehouse LLC and an Indenture, dated as of May 4, 2006, by and between the Company and Wells Fargo Bank, N.A. The proceeds were used in connection with the May 5, 2006 acquisition of Capitol Homes, Inc. and to retire substantially all of Capitol’s outstanding debt ( as discussed in further detail below).
                         On May 9, 2006, the Company issued a press release regarding the junior subordinated debt transaction. A copy of the press release is attached hereto as Exhibit 99.1.
Acquisition of Capital Homes, Inc.

Item 1.01.	Entry into a Material Definitive Agreement;
Item 2.01.	Completion of Acquisition or Disposition of Assets; and
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
                         On May 5, 2006 (the “Closing Date”), the Company acquired all of the issued and outstanding shares of capital stock of Capitol Homes, Inc. (“Capitol Homes”). The transaction was consummated pursuant to a Stock Purchase Agreement entered into on May 1, 2006 (the “Stock Purchase Agreement”) among the Company, Capitol Homes and the stockholders of Capitol Homes (the “Sellers”).
                         Pursuant to the Stock Purchase Agreement, on the Closing Date the Company paid $7 million in cash, paid off approximately $1.9 million in indebtedness and other obligations of Capitol Homes to the Sellers and certain third parties, and paid or assumed approximately $12 million of indebtedness of Capitol Homes in consideration for the stock of Capitol Homes. The Company also acquired an additional parcel of real estate from an affiliate of the Sellers for approximately $4.4 million. In accordance with the terms of the Stock Purchase Agreement, $2 million of the cash consideration was deposited into escrow with a third-party escrow agent, to be held until March 31, 2009 (with portions of the escrow fund subject to release over time on an incremental basis on March 31, 2007, May 5, 2007, March 31, 2008, and May 5, 2008) pursuant to an Escrow Agreement to satisfy possible indemnification claims made by the Company under the Stock Purchase Agreement.
                         The indebtedness of Capitol Homes assumed by the Company pursuant to the Stock Purchase Agreement consists of promissory notes payable to one lender. The Company does not believe that any of these debt obligations, taken individually, are material to the

Company. The loan agreements evidencing the assumed debt obligations contain customary default and acceleration terms.
                         On May 9, 2006, the Company issued a press release regarding the acquisition of Capitol Homes. A copy of the press release is attached hereto as Exhibit 99.1.
Private Placement Transaction

Item 1.01.	Entry into a Material Definitive Agreement
Item 3.02.	Unregistered Sales of Equity Securities
                         On May 5, 2006, the Company entered into purchase agreements by and between the Company and the purchasers identified therein, in connection with a $20 million Private Investment in Public Equity (PIPE) transaction selling an aggregate of 2,121,048 shares of Class A common stock at a price of $9.43 per share. A form of the purchase agreements is attached hereto as Exhibit 4.1. Each purchaser is an accredited investor, and the issuance and sale of securities pursuant to the PIPE transaction is exempt from registration pursuant to Regulation D under the Securities Act of 1933, as amended. In connection with the PIPE transaction, the purchasers also were issued warrants to purchase 636,316 shares of the Company’s Class A common stock at an exercise price of $11.32 per share pursuant to a warrant agreement with a five year term, a form of which is attached hereto as Exhibit 4.2. JPMorgan Securities, Inc. was the sole placement agent of the PIPE offering.
                         On May 9, 2006, the Company issued a press release regarding the PIPE. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	4.1	Form of purchase agreement, dated as of May 5, 2006, as amended as of May 9, 2006, by and between the Company and the purchasers identified therein.

	4.2	Form of warrant.

	99.1	Press release of the Company issued on May 9, 2006.

SIGNATURE
                         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 10, 2006

COMSTOCK HOMEBUILDING COMPANIES, INC.
By:	/s/Jubal R Thompson
Jubal R. Thompson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of purchase agreement, dated as of May 5, 2006, as amended as of May 9, 2006, by and between the Company and the purchasers identified therein.

4.2	Form of warrant.

99.1	Press release of the Company issued on May 9, 2006.